UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSEOQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01Other Events.

On August 7, 2026, Trinseo PLC (the “Company”) completed a calculation indicating that the net assets of the Company, on a standalone basis, are half or less of the amount of its called-up share capital. Pursuant to Section 1111 of the Irish Companies Act 2014 (“Section 1111”), where the net assets of a public limited company (“PLC”) are half or less of the amount of the PLC’s called-up share capital, the directors of the PLC shall, not later than 28 days after the earliest day on which that fact is known to a director of the PLC, duly convene an extraordinary general meeting of the PLC no later than 56 days after the date such fact is known, for the purpose of considering whether any, and if so what, measures should be taken to deal with the situation.

In compliance with Section 1111, on August 14, 2026, the Company mailed to shareholders of record as of August 12, 2026 notice of an extraordinary general meeting to be convened on September 23, 2026 (the “EGM”). No resolutions are being proposed at the EGM and no substantive matter will be presented for a vote or otherwise acted upon at the EGM. A copy of the notice mailed by the Company convening the EGM is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Exhibits.
99.1	Notice of Extraordinary General Meeting, dated August 14, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ Angelo Chaclas
	Name:	Angelo Chaclas
	Title:	Senior Vice President and Chief Legal Officer

Date: August 14, 2026